UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500
Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including Odyssey HealthCare Operating A, LP, Odyssey HealthCare Operating B, LP (“OpCoB”), Hospice of the Palm Coast, Inc., Odyssey HealthCare Holding Company, Odyssey HealthCare GP, LLC, Odyssey HealthCare LP, LLC and Odyssey HealthCare Management, LP, entered into a Waiver and Amendment No. 2, effective as of February 22, 2006 (the “Second Amendment”), to the Company’s revolving line of credit with General Electric Capital Corporation (as previously amended, the “Credit Agreement”), which Credit Agreement provides the Company with a $20 million revolving line of credit, subject to three separate $10 million increase options. The Second Amendment (a) provides a waiver of the requirement that OpCoB deliver a mortgage or deed of trust and related documentation to the lender in connection with OpCoB’s acquisition of certain real estate in Stafford, Texas, (b) amends the definition of “Material Adverse Effect” in the Credit Agreement to make clear that the Company’s incurrence of indebtedness in an amount not to exceed $13,000,000 pursuant to its agreement in principle with the United States Department of Justice to settle the previously disclosed civil investigation focused primarily on the Company’s patient admission, retention and discharge practices (the “DOJ Settlement”) will not constitute a Material Adverse Effect and (c) amends the indebtedness covenant to permit the incurrence of up to $13,000,000 in indebtedness to the United States pursuant to the DOJ Settlement.
     The revolving line of credit is secured by substantially all of the Company’s and its subsidiaries’ existing and after-acquired personal property assets and all after-acquired real property assets. The Company and its subsidiaries are subject to affirmative and negative covenants under the Credit Agreement.
     A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary description of the Second Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Second Amendment.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Waiver and Amendment No. 2 to Credit Agreement, dated as of February 22, 2006, by and among General Electric Capital Corporation, a Delaware corporation, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, and the other Credit Parties signatory thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: February 27, 2006	By:	/s/ Douglas B. Cannon
Douglas B. Cannon
Senior Vice President and Chief Financial Officer